UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

GRYPHON GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-127635	92-0185596
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

675 West Hasting Street, Suite 711

Vancouver, BC V6B 1N2

(Address of principal executive offices) (Zip Code)

(604) 261-2229

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 5, 2010, Gryphon Gold Corporation (the “Registrant”), its wholly-owned subsidiary Borealis Mining Company (“Borealis”) and Sage Gold Inc. (“Sage”, collectively with the Registrant and Borealis, the “Parties”) entered into an Option Agreement (the “Option Agreement”) pursuant to which the Registrant granted Sage the option (the “Option”) to enter into a Joint Venture Agreement (the “Joint Venture Agreement”) and earn a 50% joint venture interest (the “Joint Venture”) in the Registrant’s Borealis gold project located in the Walker Lane Mineral Belt of Southwest Nevada (the “Borealis Project”). The Option Agreement was negotiated and entered into pursuant to the terms of a binding Letter of Intent between the Registrant and Sage, dated February 23, 2010, as previously disclosed on Registrant’s Current Report on Form 8-K, dated February 25, 2010.

Under the terms of the Option Agreement, Sage has the right to exercise the Option and enter into the Joint Venture Agreement with the Registrant and Borealis upon the satisfaction of the following conditions:

•

Sage will make a US$9,000,000 capital contribution to Borealis or a corporate entity formed for the purposes of the Joint Venture on or before the earlier of (A) any time prior to December 31, 2010 (the “Option Period”) or (B) within sixty (60) days after receipt by the Parties (or as soon thereafter as is practicable for Sage using its best efforts) of a binding commitment letter for the remainder of the project financing required to bring the Borealis Project into production on terms acceptable to the Parties, acting reasonably.

•

Upon the classification of an additional 100,000 ounces of gold Reserves as Proven and Probable, Sage will make a cash payment to the Registrant of US$1,000,000, and cash payments up to an additional US$1,000,000 for up to an additional 100,000 ounces of gold Reserves classified as Proven and Probable (a maximum US$2,000,000).

•	Sage will issue to the Registrant common shares of Sage with a value equal to US$1,000,000, subject to TSX Venture Exchange approval or, will make the payment in cash upon exercise of the option.

•

Sage will agree to invest US$400,000 in a private placement in the Registrant’s units by April 16, 2010. Each unit consisting of one share of common stock of the Registrant and one half of a share purchase warrant at an issue price equal to the greater of (i) the maximum discounted price permitted under Part VI of the TSX Company Manual and (ii) a 5% premium to the 30 day volume weighted closing price of the common stock of the Registrant ending on the day immediately prior the subscription date, but not less than Cdn$0.18 per unit and not more than Cdn.$0.25, subject to TSX approval.

•

Sage will pay 50% of the approved expenditures on the Borealis Property during the Option Period, subject to certain exceptions and adjustments. If Sage fails to fund its portion of the expenditures, the Registrant will have the option to terminate the Option Agreement, subject to an applicable cure period.

•

Sage will deliver to the Registrant (i) evidence that Sage has obtained regulatory approval for the performance of the transactions and obligations under the Option Agreement and that the terms of such regulatory approvals have been satisfied; and (ii) evidence of a binding commitment for the remainder of the project financing required to bring the Borealis Project into production.

During the Option Period, the Parties will use their best efforts to negotiate the terms and conditions of the Joint Venture Agreement in accordance with the agreed indicative terms of the Joint Venture Agreement and agree to the form of the Joint Venture Agreement as soon as reasonably practicable, but in no event later than June 15, 2010. Either the Registrant or Sage may terminate the Option Agreement if the terms, conditions and form of the Joint Venture Agreement have not been agreed to by June 15, 2010.

The foregoing summary of the Option Agreement is qualified in its entirety by reference to the Option Agreement, a copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2010, Gerald W. Baughman resigned from his positions as an employee, officer and director of the Registrant in order to pursue other business opportunities. The Registrant and Mr. Baughman entered into a Separation Agreement (the “Separation Agreement”) for the purpose of facilitating a transition of Mr. Baughman’s duties as an employee, officer and director of the Registrant. Under the terms of the Separation Agreement, Mr. Baughman’s Employment Agreement was terminated and the Registrant agreed to pay Mr. Baughman $50,000 to assist the Registrant during the transition period following his resignation.

Item 7.01	Regulation FD Disclosure.

On March 8, 2010, the Registrant issued the press release attached hereto as Exhibit 99.1 announcing the execution of the Option Agreement. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended. The information set forth in Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Exhibits.

Exhibit	Description
10.1	Option Agreement, dated March 5, 2010
99.1	Press Release, dated March 8, 2010*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRYPHON GOLD CORPORATION. (Registrant)

Dated: March 8, 2010	By: /s/ R. William Wilson_____________________ R. William Wilson Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Option Agreement, dated March 5, 2010
99.1	Press Release, dated March 8, 2010*

*Exhibit 99.1 relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.